PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT, dated as of August 28,
2006 (the "Agreement"), by and between PURE CYCLE
CORPORATION, a Delaware corporation ("Pure Cycle"), and INCO
SECURITIES CORPORATION, a Delaware corporation ("Inco").
RECITALS

A.	Pursuant to the Comprehensive Amendment Agreement
No. 1, dated as of April 11, 1996 (the "CAA"), between Pure Cycle and certain investors (including Inco), Pure Cycle is obligated to pay such investors certain proceeds it receives from the sale of "Export Water" (as defined in the CAA);

B.	Inco is referenced in Section 2.1(c), (j), (s)(i)
and (s)(ii) of the CAA and is entitled to receive "Gross
Proceeds" (as defined in the CAA) totaling $1,450,400, $1,450,400, $1,498,334 and $299,666.80, respectively, under these subsections of the CAA (collectively, the "Gross
Proceeds");

C.	Inco is the holder of (i) an Amended Term Note
issued by Pure Cycle dated as of August 12, 1992, in the principal amount of $199,500, and (ii) an Amended Term Note issued by Pure Cycle dated as of August 12, 1992, in the principal amount of $225,000, as amended by letter agreements between Inco and Pure Cycle dated September 12, 2000 and September 23, 2002 (collectively, the "Notes"), which the parties have understood and agreed would be held by Inco as security for payment of the Gross Proceeds and cancelled upon payment of the Gross Proceeds;

D.	Pure Cycle has offered to purchase from Inco all of
its rights to receive payments under the CAA at a discount to the face amount of the Gross Proceeds, in consideration of the issuance of certain shares in the capital stock of Pure Cycle, and Inco has accepted the offer, on and subject to the terms set forth herein.
AGREEMENT

NOW THEREFORE, in consideration of the mutual promises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Purchase and Sale of CAA Interest.  Inco hereby
unconditionally and irrevocably sells, transfers, assigns and conveys to Pure Cycle, and Pure Cycle hereby purchases and accepts from Inco, all of Inco's right, title and interest in and to the CAA, including without limitation: (i) the right of Inco to receive monies and other property or assets due and to become due to Inco pursuant to the CAA (including, without limitation, the Gross Proceeds) and (ii) all rights of Inco to compel performance and otherwise exercise all remedies thereunder (collectively, the "Transferred Interest"). Pure Cycle hereby assumes all of the obligations, liabilities, responsibilities and commitments of Inco under the CAA.

2.	Cancellation of the Notes.  Inco hereby delivers the
certificates representing the Notes to Pure Cycle for cancellation.

3.	Purchase Price.  In consideration of the sale of the
Transferred Interest and the cancellation of the Notes, Pure Cycle hereby issues and delivers to Inco 242,169 shares of common stock of Pure Cycle (the "PC Shares"). The PC Shares shall bear the legend restricting transfer set forth in
Section 10 hereof; provided, however that such legend shall be removed in connection with the registration of the PC Shares as described in Section 5 below. Pure Cycle shall also deliver an opinion of its counsel, Davis Graham & Stubbs LLP, that the PC Shares are duly authorized, validly issued, fully paid and non-assessable.

4.	Effect of Purchase.  Upon issuance to Inco of the PC
Shares, all rights of Inco relating in any way to the CAA will be owned by Pure Cycle and all rights of Inco or any subsequent holder in the Notes will be extinguished. Pure Cycle and Inco agree that this Agreement constitutes an assignment to Pure Cycle of all of Inco's rights, title and interest in and to the CAA as of the date hereof, and that as of the date hereof Inco shall cease to possess any rights with respect to the CAA or the Notes.

5.	Registration of the PC Shares.
(a)	As soon as practicable following the date of
this Agreement and in any event not later than November 14, 2006, Pure Cycle shall file a selling shareholder registration statement on Form S-3 to register the PC Shares under the Securities Act of 1933, as amended (the "Securities Act"). Pure Cycle shall use reasonable efforts to cause such registration statement to become effective and to maintain the effectiveness of such registration statement for two (2) years or until the date that all of the PC Shares have been sold or otherwise transferred by Inco, whichever is earlier. Pure Cycle shall prepare and file with the SEC such amendments and supplements to such Registration Statement (including documents incorporated by reference into the Registration Statement) and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period provided in the immediately preceding sentence, and to comply with the provisions of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by Inco set forth in such registration statement. A reasonable period of time prior to filing the registration statement, or any amendment or supplement thereto, Pure Cycle shall provide copies thereof to Inco and shall incorporate any reasonable comments Inco may have thereon. Pure Cycle shall furnish Inco with as many copies of the prospectus contained within the registration statement as it shall reasonably request for purposes of disposing of the PC Shares.

(b)	Pure Cycle shall use reasonable efforts to cause the
PC Shares registered pursuant to this Agreement to be listed on the NASDAQ Capital Market or such other exchange or quotation system as Pure Cycle's other shares of common stock are listed. Pure Cycle shall use reasonable efforts to register or qualify the PC Shares registered pursuant to this Agreement under such other securities or "blue sky" laws of such jurisdictions in the United States as Inco may reasonably request.

(c)	All expenses incurred in connection with the
registration of the PC Shares pursuant to this Agreement, including all registration and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for Pure Cycle, shall be borne by Pure Cycle. Inco shall be responsible for payment of all discounts, commissions or other amounts payable to underwriters or brokers in connection with offering the PC Shares pursuant to the registration statement.

(d)	After the filing of the registration statement,
Pure Cycle shall (i) cause the related prospectus to be amended or supplemented by any required prospectus amendment or supplement, and, as so amended or supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all PC Shares covered by such registration statement during the applicable period in accordance with the intended methods of disposition by Inco set forth in such registration statement or amendment or supplement to such prospectus and (iii) promptly notify Inco of any stop order issued or threatened by the SEC or any state securities commission and use reasonable best efforts to prevent the entry of such stop order or to remove it if entered. Pure Cycle shall immediately notify Inco, at any time when a prospectus relating to the PC Shares is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such PC Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to Inco and file with the SEC any such supplement or amendment, and at the request of Inco, prepare and furnish to Inco a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such PC Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

6.	Representations and Warranties of Inco.

(a)	Inco has all corporate right, power, and
authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Inco. This Agreement is the valid and binding obligation of Inco, enforceable against Inco in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally or (b) general principles of equity.

(b)	The Transferred Interest represents the entire
interest of Inco under the CAA. Inco owns the Transferred Interest and the Notes, and passes to Pure Cycle good and marketable title to the Transferred Interest and the Notes, free and clear of any lien, encumbrance, pledge, option, adverse interest, charge or assessment of any kind (a "Lien"). Inco has not taken any action to sell or otherwise transfer the Transferred Interest or the Notes or to mortgage, hypothecate or otherwise encumber the Transferred Interest or the Notes, or to grant any Lien on the incidents of ownership of the Transferred Interest or the Notes, including any right of first offer or other contractual obligation.

(c)	The execution, delivery and performance by Inco
of this Agreement does not and will not (a)conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which Inco is a party or by which Inco is bound; (b) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to Inco; (c) result in the creation or imposition of any Lien against or upon the Transferred Interest or the Notes; or (d) require any consent, approval or authorization of, or filing with, any governmental authority or any other third party.

(d)	Inco understands that the valuation of
interests in the CAA and the common stock of Pure Cycle is uncertain and that such value derives significantly from future transactions and developments that are largely unknown and unknowable. Inco acknowledges that the consideration being paid hereunder represents the result of an arms' length negotiation between Pure Cycle and Inco and represents the fair market value of the Transferred Interest and the Notes. Inco has read and understands the public filings made by Pure Cycle with the United States Securities and Exchange Commission. In addition, Inco has been given the opportunity to solicit from Pure Cycle all information relevant to valuation of rights under the CAA and regarding Pure Cycle's business and operations, and has received all the information requested. Inco has made an investigation of the pertinent facts related to Pure Cycle, the PC Shares, and the likelihood of payment under the CAA and has reviewed all information regarding Pure Cycle to the extent it deems necessary in order to be fully informed with respect thereto. Except as contemplated by Section 5, Inco is acquiring the PC Shares hereunder for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Inco is an "accredited investor" within the meaning of Rule 501 under the Securities Act and is knowledgeable and experienced in securities, financial and business matters and in transactions of this nature, and has made its own assessment of the value of the PC Shares and of rights under the CAA. Inco is capable of evaluating the merits and risks of this transaction and is able to bear a complete loss of the investment in the PC Shares. Inco understands that subsequent events may prove that values of interests in the CAA were higher or lower than the valuation indicated by the PC Shares paid hereunder.

7.	Representations and Warranties of Pure Cycle.

(a)	Pure Cycle has all corporate right, power, and
authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by Pure Cycle. This Agreement is the valid and binding obligation of Pure Cycle, enforceable against Pure Cycle in accordance with its terms, except as enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, redemption, reinstatement, and other laws affecting the rights or remedies of creditors generally or (b) general principles of equity.

(b)	The execution, delivery and performance by Pure
Cycle of this Agreement does not and will not (a) conflict with, violate, result in a breach of or constitute a default under any agreement, instrument or obligation to which Pure Cycle is a party or by which Pure Cycle is bound;
(b) conflict with or violate any order, judgment, decree, statute, rule or regulation applicable to Pure Cycle; or
(c) except as contemplated pursuant to Section 5, require any consent, approval or authorization of, or filing with, any governmental agency.

(c)	The PC Shares are duly authorized validly
issued, fully paid and non-assessable.

8.	Release.
(a)	Inco, on behalf of itself and its officers,
directors, employees, affiliates, and agents, hereby fully and forever releases and discharges Pure Cycle and its officers, directors, agents, employees, affiliates, successors and predecessors from any and all claims, demands, proceedings, causes of actions, orders, obligations, contracts, agreements, debts, guarantees, damages, expenses, costs, attorneys' fees and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Inco now has, has ever had or may hereafter have against Pure Cycle in connection with, related to or arising out of (i) Inco's interest in the CAA, (ii) the Notes, (iii) the financing transactions pursuant to which Inco acquired its interest in the CAA and (iv) the business, operations, management, financing, or other matters relating to Pure Cycle, the Rangeview Metropolitan District, the Export Water, or the property known as the Lowry Range, provided that this release shall not apply with respect to any claims arising out from or related to this Agreement (including without limitation the issuance and registration of the PC Shares),

(b)	Pure Cycle, on behalf of itself and its
officers, directors, employees and agents, hereby fully and forever releases and discharges Inco and its officers, directors, agents, employees, affiliates, successors and predecessors from any and all claims, demands, proceedings, causes of actions, orders, obligations, contracts, agreements, debts, guarantees, damages, expenses, costs, attorneys' fees and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which Pure Cycle now has, has ever had or may hereafter have against Inco in connection with, related to or arising out of
(i) Inco's interest in the CAA, (ii) the Notes, (iii) the financing transactions pursuant to which Pure Cycle entered into the CAA and (iv) the business, operations, management, financing, or other matters relating to Pure Cycle, the Rangeview Metropolitan District, the Export Water, or the property known as the Lowry Range.

9.	Indemnification and Contribution.
(a)	Indemnification.  Pure Cycle agrees with
respect to any registration, qualification or compliance effected pursuant to Section 5 of this Agreement, to indemnify and hold harmless to the fullest extent permitted by law Inco, its affiliates, and its and their respective officers, directors, employees, members, managers, shareholders, partners, representatives, advisors and agents, and each person, if any, who controls Inco within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") caused by or relating to (A) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the PC Shares (as amended or supplemented if Pure Cycle shall have furnished any amendments or supplements thereto) or any preliminary prospectus, offering circular, free writing prospectus or other similar document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any violation by Pure Cycle of any federal, state or common law rule or regulation, including as promulgated under the Securities Act, Exchange Act or any state securities laws applicable to Pure Cycle, except insofar as such Damages are caused by or related to (i) any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to Pure Cycle by Inco or on Inco's behalf expressly for use therein or (ii) any violation made in a prospectus but eliminated or remedied in an amended or supplemented prospectus which was furnished to Inco and Inco subsequently failed to furnish the amended or supplemented prospectus as required by the Securities Act or any state securities law.

(b)	Contribution.  If the indemnification provided
for in this Section 9 is unavailable to the indemnified parties in respect of any Damages, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of Pure Cycle and Inco in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative fault of Pure Cycle and Inco shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Pure Cycle and Inco agree that it would not be just and equitable if contribution pursuant to this Section 9(b) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph.

10.	Survival.  Each of the covenants, representations
and warranties of Inco and Pure Cycle made herein shall survive the Closing.

11.	Restrictive Legend.  The PC Shares issued hereunder
shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:
"These shares have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be sold, transferred or otherwise disposed of in the absence of such registration or an exemption therefrom under said Act and such laws and the respective rules and regulations thereunder."

12.	Entire Agreement; Amendments; Waivers.  This
Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect thereto. This Agreement may not be modified orally, but only by an agreement in writing signed by the party against whom any waiver or amendment may be sought to be enforced. No action taken pursuant to this Agreement and no investigation by or on behalf of any party hereto shall be deemed to constitute a waiver by such party of compliance with any representation, warranty, covenant or agreement herein. The waiver by any party hereto of any condition or of a breach of another provision of this Agreement shall not be construed as a waiver of any other condition or subsequent breach. The waiver by any party of any part of any condition precedent to its obligations under this Agreement shall not preclude it from seeking redress for breach of this Agreement other than with respect to the condition waived.

13.	Binding Effect.  This Agreement shall inure to the
benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

14.	Headings and Exhibits.  The section, exhibit and
other headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

15.	Counterparts.  For the convenience of the parties
hereto, this Agreement may be executed in any number of original or facsimile counterparts, each of which, when executed, shall be deemed to be an original and all of such counterparts together shall be deemed to be one and the same Agreement.

16.	Governing Law.  This Agreement shall be construed
and enforced in accordance with the laws of the State of
Colorado, without giving effect to the principles of
conflicts of law of such state.
***

IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Sale Agreement as of the date set forth above.

PURE CYCLE CORPORATION
/s/ Mark W. Harding
By:  Mark Harding
President


INCO SECURITIES CORPORATION
/s/ Simon A. Fish
By: Simon A. Fish
President and Secretary